PERSONAL EMPLOYMENT CONTRACT
                                  MR. Z. REHAVI
                                   IN MEDIS EL

1.       SALARY
         -----

          The agreement includes the salary, conditions and fringe benefits to the manager of the Company for the period: October 1, 2000-September 30, 2002. The annual compensation is as follows:

        o        Monthly salary U.S.$20,000 (in N.I.S. when paid).
        o        U.S.$1,250 educational fund.
        o        U.S.$1,250 gross-up for educational fund.
        o        U.S.$3,000 - rent participation
        o        U.S.$3,000 - gross-up for rent participation
        o        Bonus of three months' salary

2.       FRINGE BENEFITS
         ---------------

        o        managers insurance based on U.S.$20,000 monthly salary.
        o Life insurance for the benefit of the Company and severance insurance to employee.
        o        Annual  vacation 22 working  days.
        o Right for sick leave 30 days a year and right to accumulate up to 3 months.
        o        Professional  training  fund "Yahav".
        o        Use of the company's car and all expenses related.
        o        Payment for telephone by the company.
        o Payment of 15 recreation days per year at the rate per Law (to date N.I.S. 500 per day).

          Automatic  transfer of the rights  under the managers  insurance  from
employer  to  employee  on  sole  demand  by  the  employee  on   retirement  or
resignation.

3.       EXTRA RIGHTS FOR MANAGERS
         -------------------------

          6 months salary notification of resignation or dismissal. Payment of 6 months salary (period of adjustment) (in the period full salary and fringe benefits) inclusive in case of change of ownership of the Company and dismissal by new owners.

          The manager will be insured by personal insurance against all claims as for directors.

          The manager will be entitled to 100,000 stock options per year under the Medis Technologies Ltd. stock options plan. Price and other terms to be determined. The manager will be entitled to acquire options each time the Company goes public, at terms and conditions agreed with the Board of Directors.

          In the frame of benefits to the manager and on the basis of the performance of the Company, the manager will be entitled to options, bonuses and other benefits according to resolution taken by the Board in each case or event.

Date:  October 18, 2000

                                  /S/ ZVI REHAVI
                                  ------------------------------------------
                                  Employee



                                  /S/ ROBERT K. LIFTON
                                  ------------------------------------------
                                  Chairman of the Board